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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT



Name of Subsidiary                                 State of Incorporation
------------------                                 ----------------------

WholeTree.com, Inc.                                      Colorado
Accent Worldwide, Inc.                                   Delaware
Star+Globe Technologies, Inc.                            California
WholeTree.com (Asia) Pte Ltd.                            Singapore